Exhibit 99.1

NEWS RELEASE

Roan Resources, Inc. Reports Second Quarter 2019 Results

OKLAHOMA CITY, August 7, 2019 – Roan Resources, Inc. (NYSE: ROAN) (“Roan” or the “Company”) today announced second quarter 2019 operating and financial results.

Second Quarter 2019 Highlights

•

Production of approximately 50.8 thousand barrels of oil equivalent per day (MBoe/d) (26% oil, 29% natural gas liquids (NGLs), 45% gas); the Company elected to be in ethane rejection for the months of May and June which is estimated to have negatively impacted production in those months by approximately 3.3 MBoe/d;

•	Net income was $27.2 million, or $0.18 per diluted share; Adjusted EBITDAX(1) (non-GAAP) was $79.3 million;

•	Capital expenditures totaled approximately $114.3 million, approximately $26 million less than the adjusted guidance;

•	Lowering full-year 2019 capital expenditures to $495 to $525 million, down $30 million from the previous top end of the range;

•	Enhanced liquidity position by approximately $100 million with the completion of term loan facility in June;

•	Over 95% of remaining oil production for 2019 is hedged at over $60 per barrel WTI and over 75% of remaining natural gas production for 2019 is hedged at approximately $2.90 per MMBtu;

•	Completed 4-well Red Bullet/Silver Charm unit, located in Canadian County; average 30-day initial production (IP) rate of 1,545 Boe/d (41% oil, 26% NGLs, 33% gas) normalized to 10,000-foot lateral;

•	Continued to reduce overall drilling costs and achieved record drill time of 6.4 days for a 2-mile Mayes well; drill costs per foot down approximately 25% compared to first quarter 2019;

•	Completion costs per foot improved by approximately 20% compared to the first quarter 2019;

•

Entered into a definitive crude oil gathering agreement with Blue Mountain Midstream LLC and a definitive agreement with Glass Mountain Pipeline and Navigator SMS Pipeline LLC to blend and ship crude oil to Cushing, OK, which will decrease crude transportation costs by approximately 50% on gathered barrels; and

•	The Company remains focused on evaluating various strategic options alongside its advisors.

“We are pleased with the progress the Company has made this quarter,” said Joseph A. Mills, Roan’s Executive Chairman of the Board. “Our focus has been on driving down our overall cost structure and delivering on our production expectations. We were able to beat production on a significantly lower capital spend. The recently completed optimized wells are performing in-line with expectations and are costing less than original forecasts. Finally, our strategic initiative process remains a key focus for the Company and expect to announce the results as soon as possible.”

1)

Please see the supplemental financial information in the table under “Non-GAAP Financial Measures” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to its most directly comparable GAAP financial measure

Operational Update

Roan’s second quarter 2019 average daily production was approximately 50.8 MBoe/d (26% oil, 29% NGLs, 45% gas), which exceeded adjusted guidance of 50 MBoe/d, and represented an increase of 41% as compared to the second quarter of 2018.

	2Q 2019	1Q 2019	2Q 2018
Production Data
Oil (MBbls)	1,198	1,139	877
Natural gas (MMcf)	12,533	11,620	9,157
Natural gas liquids (MBbls)	1,339	1,329	883
Total volumes (MBoe)	4,626	4,405	3,286
Average daily total volumes (MBoe/d)	50.8	48.9	36.1

The Company drilled 17 gross (12.7 net) operated wells (30.5 gross lateral miles) during the second quarter. The Company also brought online 22 gross (15.3 net) operated wells during the quarter, which is three ahead of schedule due to an improvement in cycle times. The average 30-day rate for the 22 gross operated wells brought online during the quarter was 1,165 MBoe/d (42% oil, 23% NGLs, 35% gas), when normalized to a 10,000-foot lateral, with an actual average lateral length of 8,900 feet.

	2Q 2019	YTD 2019
Operated Well Data
Drilled gross wells	17	36
Drilled net wells	12.7	26.0
Drilled gross lateral miles	30.5	66.5
First sales gross wells	22	37
First sales net wells	15.3	28.0

Highlight wells from the second quarter include the Mad Play unit, the Mayes Earl wells, the Mayes Victory Slide wells, the Zenyatta unit and the Red Bullet/Silver Charm unit.

•

The 4-well Mad Play unit had an average 30-day IP of 1,601 Boe/d (44% oil, 20% NGLs, 36% gas) and an average 90-day IP of 1,240 Boe/d (42% oil, 20% NGLs, 38% gas) from a normalized 10,000-foot lateral (with an actual lateral length of 6,780 feet), with an average well cost under $7 million.

•

The three optimized Mayes wells in the Earl unit had an average 30-day IP of 1,466 Boe/d (39% oil, 24% NGLs, 37% gas) and an average 90-day IP of 1,222 Boe/d (32% oil, 24% NGLs, 44% gas) from a normalized 10,000-foot lateral (with an actual lateral length of 10,160 feet), with an average well cost $7.4 million.

•

The two Mayes Victory Slide wells had an average 30-day IP of 1,170 Boe/d (67% oil, 15% NGLs, 18% gas) and an average 60-day IP of 1,091 Boe/d (64% oil, 17% NGLs, 19% gas) from a normalized 10,000-foot lateral (with an actual lateral length of 9,900 feet), with an average well cost of approximately $6 million.

The Zenyatta unit is a 2-well Woodford unit located in Stephens County with approximately 1,000 feet of horizontal separation between wellbores and tested two different Woodford zones, located in the southern SCOOP.

•

The 2-well Zenyatta unit had an average 30-day IP of 1,104 Boe/d (32% oil, 32% NGLs, 36% gas) and an average 90-day IP of 1,004 Boe/d (27% oil, 34% NGLs, 39% gas) from a normalized 10,000-foot lateral (with an actual lateral length of 9,750 feet).

The Red Bullet/Silver Charm unit was completed at the end of the second quarter and is a 4-well unit, with two Mayes wells and two Woodford wells, with 800 to 1,160 feet of horizontal separation and approximately 200 feet of vertical separation between wellbores located in the western Merge. The average per well 30-day IP rates is as follows:

•

The 4-well Red Bullet/Silver Charm unit flowed an average 1,545 Boe/d (41% oil, 26% NGLs, 33% gas) from a normalized 10,000-foot lateral (with an actual lateral length of 9,500 feet), with an average well cost of approximately $8 million.

Drill times continue to improve, and the Company drilled its fastest 2-mile well to date during the quarter. The Fusaichi Pegasus 9-4-13-6 3MXH well was drilled in 6.4 days, nearly 60% faster than the average drill time for 2-mile Mayes wells. As a result of faster drill times, drill costs continue to decrease. The Company drilled its wells for an average cost per foot of $140, approximately 25% lower than the previous quarter.

Completion costs per foot also improved by approximately 20% compared to the first quarter of 2019 as a result of lower service costs, more efficient frac designs and more efficient drillouts.

In July, it was announced that Roan had entered into a definitive crude oil gathering agreement with Blue Mountain Midstream LLC. This agreement is for 10 years covering 89,000 net acres in the Merge. Earlier this year, the Company also entered into a definitive agreement with Glass Mountain Pipeline and Navigator SMS Pipeline LLC to blend and ship barrels to Cushing, OK on pipelines for the same dedicated acres. The gathering agreement with Blue Mountain is expected to decrease crude transportation costs by approximately 50% on gathered barrels, as well as decrease volatility in the cost structure for crude transportation. The pipelines should be operational before the end of the year.

Financial Update

Second quarter 2019 net income was $27.2 million, or $0.18 per dilutive share, and adjusted net income (non-GAAP) was $16.9 million, or $0.11 per dilutive share. Second quarter 2019 Adjusted EBITDAX (non-GAAP) was $79.3 million.

See the definitions and reconciliations of adjusted net income, adjusted net income per share, Adjusted EBITDAX, net debt and cash general and administrative (G&A) expense presented within this release to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures provided in the supporting tables or definitions at the conclusion of this press release.

Second quarter 2019 average realized prices were $57.76 per barrel of oil (Bo), $11.08 per barrel of NGLs and $1.04 per Mcf of natural gas, resulting in a total equivalent unhedged price of $20.99 per Boe or a total equivalent hedged price of $22.59 per Boe, down 4% quarter over quarter due primarily to further weakness in the NGL and natural gas markets.

The Company’s adjusted cash operating costs (non-GAAP) for the second quarter were $5.44 per Boe, including production expense of $2.44 per Boe, production tax of $1.09 per Boe and cash G&A expense (non-GAAP) of $1.91 per Boe. Both production expense and cash G&A expense were down quarter-over-quarter on a total dollar and per Boe basis. Production expenses benefited from the water disposal agreement with Blue Mountain Midstream LLC, which started early in the second quarter.

Capital expenditures for second quarter 2019 totaled approximately $114.3 million, a $58.5 million reduction as compared to the first quarter 2019 and below adjusted guidance by approximately $26 million. However, approximately $20 million of capital expenditures that were forecasted to be included in second quarter are expected to be recorded in subsequent quarters due to timing and working interest adjustments. The additional reduction to capital expenditures is primarily due to lower completed well costs.

As of the end of the second quarter, Roan had $5.4 million of cash on the balance sheet, $659.6 million drawn on its revolving credit facility and $50.0 million funded on its term loan, resulting in net funded debt of $704.2 million.

During the quarter, the Company enhanced its liquidity position by approximately $100 million through the closing of a term loan facility funded by affiliates of certain significant shareholders of the Company.

The facility was secured at favorable terms for the Company with an interest rate of the three-month LIBOR rate plus 7.5%. As a result, the Company had approximately $150 million of available liquidity as of June 30, 2019.

For the remainder of the year, the Company is over 95% hedged for oil at an average price of $60.39 per barrel and over 75% hedged for natural gas at an average price of $2.90 per MMbtu. A table of the Company’s derivative contracts as of August 7, 2019 is provided at the conclusion of this press release.

Updated Guidance

For the remainder of the year, the Company is projecting it will be in ethane rejection instead of ethane recovery, which impacts production on a monthly basis by approximately 3.3 MBoe/d. After incorporating adjustments for ethane rejection for the forecasted period and the outperformance of the second quarter, the Company is updating its full-year 2019 production guidance to be between 50.5 MBoe/d and 53.5 MBoe/d.

The Company is also reducing full-year 2019 production expense guidance to $2.80 - $3.10 per Boe, to reflect cost reduction initiatives exhibited in the second quarter.

Additionally, the Company is adjusting cash G&A (non-GAAP) to $2.00 to $2.20 per Boe, as a result of the impact of the adjusted volume forecast on the unit cost calculation.

Capital expenditures have been lower than originally forecasted as a result of lower completed well costs due to shorter cycle times and optimized well designs, and lower working interests in operated wells than originally forecasted. For the full-year 2019, capital expenditures are now expected to be between $495 million to $525 million, down $30 million from the prior top-end of guidance. The Company remains focused on achieving free cash flow by the fourth quarter. A table with updated 2019 guidance can be found at the conclusion of this release.

Second Quarter 2019 Earnings Conference Call

Roan will host a conference call to discuss second quarter 2019 results on Thursday, August 8, 2019 at 11:00 a.m. ET (10:00 a.m. CT). Interested parties may listen to the conference call via webcast on the Company’s website at www.RoanResources.com under the “Investor Relations” section of the site or by phone. The Company plans to post a presentation to the website prior to the start of the call.

Dial-in: 877-699-1024

International dial-in: 647-689-5461

Conference ID: 9986485

A replay of the webcast will be available on the Company’s website and a replay of the call will be available for two weeks by phone:

Replay dial-in: 800-585-8367 or 416-621-4642

Conference ID: 9986485

About Roan Resources

Roan is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. For more information, please visit www.RoanResources.com, where we routinely post announcements, updates, events, investor information, presentations and recent news releases.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements which contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, or incidental to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance, the structure and timing of any transaction or strategic alternative and whether any transaction or strategic alternative will be completed, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Financial Statements

The information in the following financial statements and tables reflect the results of Roan Resources LLC prior to September 24, 2018 and on and after September 24, 2018, the results of Roan Resources, Inc.

Roan Resources, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
Revenues
Oil sales	$69,196	$58,677	$129,767	$122,369
Natural gas sales	6,659	11,126	17,848	21,458
Natural gas sales – Affiliates	6,430	2,881	17,022	9,439
Natural gas liquid sales	8,482	13,205	16,820	25,144
Natural gas liquid sales – Affiliates	6,353	4,678	14,202	13,127
Gain (loss) on derivative contracts	37,054	(54,602)	(46,588)	(64,216)

Total revenues	134,174	35,965	149,071	127,321
Operating Expenses
Production expenses	6,723	7,019	21,569	15,374
Production expenses - Affiliates	4,580	—	4,580	—
Production taxes	5,065	2,296	10,104	4,682
Exploration expenses	11,406	10,633	23,894	18,483
Depreciation, depletion, amortization and accretion	44,893	24,601	86,465	46,466
General and administrative	12,311	13,086	28,136	27,106
Loss (gain) on sale of other assets	50	—	(614)	—

Total operating expenses	85,028	57,635	174,134	112,111
Total operating income (loss)	49,146	(21,670)	(25,063)	15,210
Other income (expense)
Interest expense, net	(8,462)	(1,087)	(15,206)	(2,886)
Other	(28)	—	(28)	—

Net income (loss) before income taxes	40,656	(22,757)	(40,297)	12,324
Income tax expense (benefit)	13,410	—	(9,487)	—

Net income (loss)	$27,246	$(22,757)	$(30,810)	$12,324

Earnings (loss) per share
Basic	$0.18	$(0.15)	$(0.20)	$0.08

Diluted	$0.18	$(0.15)	$(0.20)	$0.08

Weighted average number of shares outstanding
Basic	152,607	152,540	152,573	151,920

Diluted	152,725	152,540	152,573	151,920

Roan Resources, Inc.

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(in thousands, except par value and share data)
ASSETS
Current assets
Cash and cash equivalents	$5,428	$6,883
Accounts receivable
Oil, natural gas and natural gas liquid sales	44,475	55,564
Joint interest owners and other, net	164,156	133,387
Affiliates	2,979	9,669
Prepaid drilling advances	15,996	28,977
Derivative contracts	30,511	82,180
Other current assets	4,296	6,655

Total current assets	267,841	323,315
Noncurrent assets
Oil and natural gas properties, successful efforts method	2,913,621	2,628,333
Accumulated depreciation, depletion, amortization and impairment	(335,678)	(230,836)

Oil and natural gas properties, net	2,577,943	2,397,497
Derivative contracts	12,017	20,638
Other	12,873	7,659

Total assets	$2,870,674	$2,749,109

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$85,031	$49,746
Accrued liabilities	116,174	176,494
Accounts payable and accrued liabilities – Affiliates	4,111	8,577
Revenue payable	100,070	97,963
Drilling advances	20,969	31,058
Derivative contracts	26	845
Other current liabilities	2,655	790

Total current liabilities	329,036	365,473
Noncurrent liabilities
Long-term debt	659,639	514,639
Long-term debt, net - Affiliates	44,924	—
Deferred tax liabilities, net	347,376	356,862
Asset retirement obligations	17,496	16,058
Derivative contracts	—	141
Other	5,818	902

Total liabilities	1,404,289	1,254,075
Commitments and contingencies
Equity
Class A common stock, $0.001 par value; 800,000,000 shares authorized; 154,064,927 shares issued and outstanding at June 30, 2019 and 152,539,532 shares issued and outstanding at December 31, 2018	154	153
Preferred stock, $0.001 par value; 50,000,000 shares authorized; no shares issued and outstanding at June 30, 2019 or December 31, 2018	—	—
Additional paid-in capital	1,648,561	1,646,401
Accumulated deficit	(182,330)	(151,520)

Total equity	1,466,385	1,495,034

Total liabilities and equity	$2,870,674	$2,749,109

Roan Resources, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2019	2018
	(in thousands)
Cash flows from operating activities
Net (loss) income	$(30,810)	$12,324
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	86,465	46,466
Unproved leasehold amortization and impairment	22,232	14,471
Gain on sale of other assets	(614)	—
Amortization of deferred financing costs	875	341
Loss on derivative contracts	46,588	64,216
Net cash received (paid) upon settlement of derivative contracts	8,677	(13,911)
Equity-based compensation	(157)	5,127
Deferred income taxes	(9,487)	—
Other	6,547	117
Changes in operating assets and liabilities increasing (decreasing) cash:
Accounts receivable and other assets	(21,667)	(9,036)
Accounts payable and other liabilities	(2,656)	44,415

Net cash provided by operating activities	105,993	164,530
Cash flows from investing activities
Acquisition of oil and natural gas properties	—	(22,935)
Capital expenditures for oil and natural gas properties	(304,896)	(314,662)
Acquisition of other property and equipment	(83)	(2,371)
Proceeds from sale of other assets	1,214	—

Net cash used in investing activities	(303,765)	(339,968)
Cash flows from financing activities
Proceeds from borrowings	190,000	199,300
Proceeds from borrowings - Affiliates	48,750	—
Repayment of borrowings	(45,000)	—
Other	2,567	(957)

Net cash provided by financing activities	196,317	198,343

Net (decrease) increase in cash and cash equivalents	(1,455)	22,905
Cash and cash equivalents, beginning of period	6,883	1,471

Cash and cash equivalents, end of period	$5,428	$24,376

The following table represents the Company’s open commodity contracts at August 7, 2019:

	3Q19	4Q19	Bal 2019	2020	2021
Oil Hedges
Volume Hedged Daily (Bbls/d)	14,151	13,051	13,601	9,370	4,740
Average Hedge Price ($/Bbl)	$60.04	$60.74	$60.39	$60.57	$56.08

Natural Gas Hedges
Volume Hedged Daily (MMBtu/d)	110,000	120,000	115,000	43,730	9,863
Average Hedge Price ($/MMBtu)	$2.91	$2.90	$2.90	$2.64	$2.86

NGL Hedges
Volume Hedged Daily (Bbls/d)	3,000	3,000	3,000	1,500	—
Average Hedge Price ($/Bbl)	$32.25	$32.25	$32.25	$24.50	—

Gas Basis Hedges
Volume Hedged Daily (MMBtu/d)	80,000	80,000	80,000	30,000	—
Average Hedge Price ($/MMBtu)	($0.60)	($0.60)	($0.60)	($0.49)	—

Results of Operations

The following tables represent the Company’s production and average realized prices:

	Three Months Ended June 30,
	2019	2018
Production Data
Oil (MBbls)	1,198	877
Natural gas (MMcf)	12,533	9,157
Natural gas liquids (MBbls)	1,339	883
Total volumes (MBoe)	4,626	3,286
Average daily total volumes (MBoe/d)	50.8	36.1

Average Prices - as reported
Oil (per Bbl)	$57.76	$66.91
Natural gas (per Mcf)	$1.04	$1.53
Natural gas liquids (per Bbl)	$11.08	$20.25
Total (per Boe)	$20.99	$27.56

Average Prices - including impact of derivative contract settlements
Oil (per Bbl)	$58.17	$54.41
Natural gas (per Mcf)	$1.33	$1.66
Natural gas liquids (per Bbl)	$13.53	$20.25
Total (per Boe)	$22.59	$24.59

Average Prices - excluding gathering, transportation and processing costs
Oil (per Bbl)	$58.00	$66.91
Natural gas (per Mcf)	$1.82	$1.95
Natural gas liquids (per Bbl)	$15.57	$26.60
Total (per Boe)	$24.45	$30.44

	Six Months Ended June 30,
	2019	2018
Production Data
Oil (MBbls)	2,337	1,915
Natural gas (MMcf)	24,153	18,069
Natural gas liquids (MBbls)	2,668	1,757
Total volumes (MBoe)	9,031	6,684
Average daily total volumes (MBoe/d)	49.9	36.9

Average Prices - as reported
Oil (per Bbl)	$55.53	$63.90
Natural gas (per Mcf)	$1.44	$1.71
Natural gas liquids (per Bbl)	$11.63	$21.78
Total (per Boe)	$21.67	$28.66

Average Prices - including impact of derivative contract settlements
Oil (per Bbl)	$58.80	$55.70
Natural gas (per Mcf)	$1.43	$1.81
Natural gas liquids (per Bbl)	$13.69	$21.78
Total (per Boe)	$23.08	$26.58

Average Prices - excluding gathering, transportation and processing costs
Oil (per Bbl)	$55.69	$63.90
Natural gas (per Mcf)	$2.15	$2.17
Natural gas liquids (per Bbl)	$15.94	$27.63
Total (per Boe)	$24.87	$31.43

Operating Expenses

Our operating expenses reflect costs incurred in the development, production and sale of oil, natural gas and NGLs. The following table provides information on our operating expenses:

	Three Months Ended June 30,
	2019	2018
	(in thousands, except costs per Boe)
Operating Expenses
Production expenses	$11,303	$7,019
Production taxes	5,065	2,296
Exploration expenses	11,406	10,633
Depreciation, depletion, amortization and accretion	44,893	24,601
General and administrative (1)	12,311	13,086
Loss on sale of other assets	50	—

Total	$85,028	$57,635

Average Costs per Boe
Production expenses	$2.44	$2.14
Production taxes	1.09	0.70
Exploration expenses	2.47	3.24
Depreciation, depletion, amortization and accretion	9.70	7.49
General and administrative (1)	2.66	3.98
Loss on sale of other assets	0.01	—

Total	$18.37	$17.55

(1)

General and administrative expenses for the three months ended June 30, 2019 and 2018 include $(3.2) million, or $(0.70) per Boe, and $2.8 million, or $0.86 per Boe, of equity-based compensation expense, respectively. General and administrative expenses for the three months ended June 30, 2019 includes $3.9 million, or $0.83 per Boe, of expense for allowance for doubtful accounts, $2.2 million, or $0.47 per Boe, of aborted offering costs and $0.7 million, or $0.14 per Boe, of expense for severance and employee related matters.

	Six Months Ended June 30,
	2019	2018
	(in thousands, except costs per Boe)
Operating Expenses
Production expenses	$26,149	$15,374
Production taxes	10,104	4,682
Exploration expenses	23,894	18,483
Depreciation, depletion, amortization and accretion	86,465	46,466
General and administrative (1)	28,136	27,106
Gain on sale of other assets	(614)	—

Total	$174,134	$112,111

Average Costs per Boe
Production expenses	$2.90	$2.30
Production taxes	1.12	0.70
Exploration expenses	2.65	2.77
Depreciation, depletion, amortization and accretion	9.57	6.95
General and administrative (1)	3.12	4.06
Gain on sale of other assets	(0.07)	—

Total	$19.29	$16.78

(1)

General and administrative expenses for the six months ended June 30, 2019 and 2018 include $(0.2) million, or $(0.02) per Boe, and $5.1 million, or $0.77 per Boe, of equity-based compensation expense, respectively. General and administrative expenses for the six months ended June 30, 2019 includes $5.3 million, or $0.59 per Boe, of expense for allowance for doubtful accounts, $2.2 million, or $0.24 per Boe, of aborted offering costs and $0.7 million, or $0.07 per Boe, of expense for severance and employee related matters.

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Share

Adjusted net income and adjusted net income per share are non-GAAP performance measures. The Company defines adjusted net income and adjusted net income per share as net income (loss) and net income (loss) per share excluding non-cash gains or losses on derivatives, gains on early terminations of derivative contracts, exploration expense, aborted offering costs, severance and other employee matter expense and loss (gain) on the sale of other assets. Management uses adjusted net income and adjusted net income per share as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies. Adjusted net income and adjusted net income per share should not be considered an alternative to net income (loss), operating income, or any other measure of financial performance presented in accordance with GAAP or as an indicator of our operating performance.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income per Share

	Three Months Ended June 30,
	2019		2018
	(in thousands)	(per diluted share)	(in thousands)	(per diluted share)
Net Income (Loss)	$27,246	$0.18	$(22,757)	$(0.15)
Adjusted for
(Gain) loss on derivative contracts	(37,054)	(0.24)	54,602	0.36
Cash received (paid) upon settlement of derivative contracts	7,361	0.05	(9,773)	(0.06)
Exploration expense	11,406	0.07	10,633	0.07
Aborted offering costs	2,155	0.01	—	—
Severance and employee matters	687	—	—	—
Loss on sale of other assets	50	—	—	—
Total tax effect of adjustments (1)	5,080	0.03	—	—

Adjusted Net Income	$16,931	$0.11	$32,705	$0.21

(1)	Computed by applying a combined federal and state effective tax rate of 33.0% for the period.

	Six Months Ended June 30,
	2019		2018
	(in thousands)	(per diluted share)	(in thousands)	(per diluted share)
Net Income (Loss)	$(30,810)	$(0.20)	$12,324	$0.08
Adjusted for
Loss on derivative contracts	46,588	0.31	64,216	0.42
Cash received (paid) upon settlement of derivative contracts (1)	12,743	0.08	(14,288)	(0.09)
Exploration expense	23,894	0.16	18,483	0.12
Aborted offering costs	2,155	0.01	—	—
Severance and employee matters	687	—	—	—
Gain on sale of other assets	(614)	—	—	—
Total tax effect of adjustments (2)	(20,082)	(0.13)	—	—

Adjusted Net Income	$34,561	$0.23	$80,735	$0.53

(1)	Excludes cash received upon settlement of derivative contracts prior to the original contractual maturity for the six months ended June 30, 2018
(2)	Computed by applying a combined federal and state effective tax rate of 23.5% for the period.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure. The Company defines Adjusted EBITDAX as net income (loss) adjusted for interest expense, income tax expense (benefit), depreciation, depletion, amortization and accretion, exploration expense, non-cash equity-based compensation expense, aborted offering costs, severance and employee matter expenses, expense for allowance for doubtful accounts, (gain) loss on derivative contracts, and cash (paid) received upon settlement of derivative contracts, excluding amounts on contracts settled prior to contract maturity. Adjusted EBITDAX is not a measure of net income (loss) as determined by GAAP. Our accounting predecessor, Roan LLC, passed through its taxable income to its owners for income tax purposes and thus, the Company did not incur historical income tax expenses.

The Company believes Adjusted EBITDAX is useful because it allows our management to more effectively evaluate the operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX.

Roan’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to such measure in our revolving credit facility or any of our other contracts.

The following tables present a reconciliation of Adjusted EBITDAX to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP for each of the periods indicated.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX

	Three Months Ended June 30,
	2019	2018
	(in thousands)
Net income (loss)	$27,246	$(22,757)
Adjusted for
Interest	8,462	1,087
Income tax expense	13,410	—
Depreciation, depletion, amortization and accretion	44,893	24,601
Exploration expense	11,406	10,633
Non-cash equity-based compensation	(3,222)	2,835
Aborted offering costs	2,155	—
Severance and employee matters	687	—
Allowance for doubtful accounts	3,857	—
Loss on sale of other assets	50	—
(Gain) loss on derivative contracts	(37,054)	54,602
Cash received (paid) upon settlement of derivative contracts	7,361	(9,773)

Adjusted EBITDAX	$79,251	$61,228

	Six Months Ended June 30,
	2019	2018
	(in thousands)
Net (loss) income	$(30,810)	$12,324
Adjusted for
Interest	15,206	2,886
Income tax benefit	(9,487)	—
Depreciation, depletion, amortization and accretion	86,465	46,466
Exploration expense	23,894	18,483
Non-cash equity-based compensation	(157)	5,127
Aborted offering costs	2,155	—
Severance and employee matters	687	—
Allowance for doubtful accounts	5,338	—
Gain on sale of other assets	(614)	—
Loss on derivative contracts	46,588	64,216
Cash received (paid) upon settlement of derivative contracts (1)	12,743	(14,288)

Adjusted EBITDAX	$152,008	$135,214

(1)	Excludes cash received upon settlement of derivative contracts prior to the original contractual maturity for the six months ended June 30, 2018

Net Debt

Net Debt is a non-GAAP financial measure equal to long-term debt outstanding on the credit facility and term loan, exclusive of any discounts or fees, less cash on hand.

Net Debt Reconciliation

2Q 2019
($ In thousands)
Credit Facility	$659,639
Term Loan, net	44,924
Unamortized original issue discount on Term Loan	1,250
Deferred financing costs on Term Loan	3,826
Funded debt	$709,639

Less: Cash	$5,428

Net Debt	$704,211

Cash general and administrative expenses per Boe

Cash G&A expense is a non-GAAP measure, which is defined as total general and administrative expense as determined in accordance with GAAP less equity-based compensation expense, expense for allowance for doubtful accounts, severance and employee matter expense and aborted offering costs. Cash G&A expense should not be considered as an alternative to, or more meaningful than, total general and administrative expense as determined in accordance with GAAP and may not be comparable to other companies’ similarly titled measures.

Updated Guidance as of August 7, 2019

2019
Full-Year Production (MBoe/d)	50.5 - 53.5
Oil Mix	25.5% - 27.5%
Liquids Mix	51.5% - 59.5%
Production Expense ($/Boe)	$2.80 - $3.10
Cash G&A ($/Boe)	$2.00 - $2.20
Production Taxes (% of Production Revenues)	5.2% - 5.4%
Total Capex	$495 - $525

Investor Contact:

Alyson Gilbert

Investor Relations Manager

405-896-3767

IR@RoanResources.com